Exhibit (k)(5)

EXECUTION COPY*

*Bracketed dates to be complete at closing

MPLI CAPITAL HOLDINGS

TRUST AGREEMENT

between

WILMINGTON SAVINGS FUND SOCIETY, FSB,

as Trustee,

and

ALTERNATIVE INVESTMENT PARTNERS ALTERNATIVE LENDING FUND A,
as Beneficial Owner

Dated as of [           ] [       ], 2018

 i

TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

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TRUST AGREEMENT

This TRUST AGREEMENT, dated as of [____________] [__], 2018 (as modified, supplemented, restated or otherwise amended from time to time, this “Agreement”), is entered into by and between WILMINGTON SAVINGS FUND SOCIETY, FSB, a federal savings bank, as trustee (in such capacity, the “Trustee”), and ALTERNATIVE INVESTMENT PARTNERS ALTERNATIVE LENDING FUND A, a Delaware statutory trust (the “Beneficial Owner”).

RECITALS

WHEREAS, MPLI Capital Holdings (the “Trust”) is a Delaware statutory series trust formed by the execution of this Agreement and the filing of a Certificate of Trust with the Delaware Secretary of State in compliance with the provisions of Section 3810 of the Delaware Act; and

WHEREAS, it is intended by the parties hereto that the Trust be a series trust as described in Sections 3804 and 3806 of the Delaware Act, that the Trust may have multiple Series (each, a “Series”) and that the debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to a particular Series will be enforceable against the assets of such Series only, and not against the assets of the Trust generally or any other Series thereof, and that none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETIVE PROVISIONS

Section 1.1 Definitions; Interpretive Provisions.

(a)       Whenever used in this Agreement, unless the context requires, capitalized terms shall have the meanings ascribed thereto in Exhibit A. All other capitalized terms shall have the meanings ascribed thereto in the Series Supplement.

(b)       For all purposes of this Agreement, except as otherwise provided or unless the context otherwise requires, (i) terms used in this Agreement include, as appropriate, all genders and the plural as well as the singular, (ii) references to this Agreement include all Exhibits hereto, (iii) references to words such as “herein”, “hereof” and the like shall refer to this Agreement as a whole and not to any particular part, Article or Section herein, (iv) references to an Article or Section such as “Article I” or “Section 1.1” shall refer to the applicable Article or Section of this Agreement; (v) the term “include” and all variations thereof shall mean “include without limitation”, (vi) the term “or” shall include “and/or”, (vii) in the computation of a period of time from a specified date to a later specified date, the word “from” shall mean “from and including” and the word “to” and “until” shall mean “to but excluding”, and (viii) any reference to any statute, agreement, document, certificate or communication shall be to such statute, agreement, document, certificate or communication as from time to time amended, restated or reenacted in compliance with the provisions thereof.

ARTICLE II

THE TRUST

Section 2.1 Appointment of Trustee. Wilmington Savings Fund Society, FSB, a federal savings bank (“WSFS”), is hereby appointed as trustee of the Trust, and the Trustee hereby accepts such appointment. By its execution of a Series Supplement, the Beneficial Owner hereby appoints the Trustee as trustee of the related Series, and the Trustee hereby accepts such appointment. WSFS shall perform its duties as Trustee, and all actions of the Trustee, including the execution and delivery of all documents, shall be taken in the name “Wilmington Savings Fund Society, FSB, a federal savings bank.” The Trustee shall have all the rights, powers and duties of the Trustee set forth in this Trust Agreement and in each Series Supplement.

Section 2.2 Name of Trust. The Trust created hereby shall be known as “MPLI Capital Holdings” in which name the Trustee and the Beneficial Owner may conduct the business of the Trust and of each Series. The Trustee and the Beneficial Owner may engage, in the name of the Trust and of each Series, in the activities of the Trust and of each Series, make and execute contracts and other instruments on behalf of the Trust and with respect to each Series, and sue and be sued.

Section 2.3 Delaware Statutory Trust. The parties hereto intend that the Trust be a statutory trust under the Delaware Act, and that this Agreement shall constitute the governing instrument of the Trust (as such term is defined in Section 3801(c) of the Delaware Act). This Agreement, as supplemented by each Series Supplement, shall constitute the governing instrument of the Trust and of each Series. The Trustee shall have all rights and powers set forth herein and in each Series Supplement and, to the extent not inconsistent herewith, in the Delaware Act with respect to accomplishing the purposes of the Trust and of each Series thereof.

Section 2.4 General.

(a)       Except for reasonable administrative expenses properly incurred by the Trustee in its capacity as Trustee, the Trust may acquire assets and incur liabilities or other obligations only to the extent that they are acquired or incurred by the Trust with respect to, or for the benefit of, a specific Series and not with respect to the Trust generally, except as otherwise contemplated herein.

(b)       The Beneficial Owner may authorize each Series and agree to the terms of this Agreement by executing a Series Supplement. The Trustee shall execute each Series Supplement approved and executed by the Beneficial Owner.

(c)       No debt, liability or obligation of a Series shall be a debt, liability or obligation of any other Series or the Trust generally. The debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to a Series shall be enforceable against the Series Assets of such Series only and not against any other assets of the Trust generally or any other Series, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series shall be enforceable against the Series Assets of such Series. Separate and distinct records shall be maintained (directly or indirectly, including through a nominee or otherwise) for each and every Series, and Series Assets associated with any such Series shall be accounted for in such separate and distinct records separately from the other assets of the Trust, or any other Series. The Trustee shall not commingle the assets of one Series with the assets of any other Series or the Trust generally. The Certificate of Trust shall at all times contain notice of the limitation of liabilities of a Series as to other Series in conformity with Section 3804 of the Delaware Act (whether as originally filed or by amendment). Upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804(a) of the Delaware Act relating to limitations on interseries liabilities (and the statutory effect under Section 3804(a) of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Series. Every note, bond, contract or other undertaking issued by or on behalf of a particular Series shall include a recitation limiting the obligation represented thereby to that Series and its assets.

Section 2.5 Offices. The principal office of the Trust shall be in the care of the Trustee at the Corporate Trust Office of the Trustee.

Section 2.6 Purposes and Authority.

(a)       The purposes of the Trust shall be (and the Trust is hereby authorized) to engage in the following activities:

(i)       upon the Beneficial Owner’s execution and delivery of a Series Supplement, to establish a Series in accordance with the terms of this Agreement and such Series Supplement;

(ii)       to execute and deliver, and perform its obligations and engage in any of the activities described by, or authorized pursuant to, any Transaction Document;

(iii)       to safekeep, hold, manage and distribute any property of the Trust pursuant to this Agreement;

(iv)       to purchase, accept contributions of or otherwise acquire (A) (1) consumer loans, inclusive of specialty offerings such as education loans and elective medical loans; (2) small business loans, receivables and/or merchant cash advances, inclusive of specialty offerings such as purchasing and financing of future payment streams or asset-based financing; (3) specialty finance loans, including, but not limited to, automobile purchases, equipment finance, transportation leasing or short-term real estate financing; (4) tranches of alternative lending securitizations, including, but not limited to, residual interests and/or majority-owned affiliates; and (5) fractional interests in alternative lending securities and other types of equity, debt or derivative instruments (the property and assets described in clauses (1) through (5) above, “Investments”); (B) any security interest (if any) under and in connection with the Investments (the “Investment Collateral”) and any accessions thereto; (C) the rights to proceeds with respect to the Investments from claims on insurance policies covering the Investment Collateral or Investments; (D) servicing rights for Investments; (E) any rights of an originator or other seller with respect to any agreement under which such originator or seller has acquired by or through the Investments; (F) any rights, interests, benefits, remedies and claims in favor or for the benefit of an originator or other seller arising from or relating to the Investments in any documents or instruments or other property appurtenant or relating to the Investments; and (G) any and all proceeds of the foregoing (the property described in (A) through (G) above, the “Investment Assets”;

(v)       at the written direction of the Beneficial Owner, to grant a security interest in, assign, borrow money against, finance, refinance or otherwise deal with the Investments or any interest therein, including taking all action with respect to the collection of Investments, in each case subject to and in accordance with the terms of this Agreement and the other Transaction Documents;

(vi)       to own, hold, sell, assign, transfer, pledge, finance, borrow against, grant security interests in, encumber or otherwise exercise ownership interests with respect to the Investment Assets and the other property described in this Section 2.6;

(vii)       to loan, transfer or otherwise invest any proceeds from the Investment Assets and any other income as determined by the Beneficial Owner in writing;

(viii)       to establish and maintain trust accounts;

(ix)       to distribute to the Beneficial Owner any portion of the Trust Assets or any proceeds thereof in accordance with the terms of this Agreement and the applicable Series Supplement;

(x)       to enter into, execute and deliver any loan purchase agreement, loan sale agreement, servicing agreement, trust agreement, purchase agreement, administration agreement, investment management agreement, sale agreement, custodial agreement, loan agreement, credit agreement, security agreement, pledge agreement, guaranty, account control agreement, insurance agreement, series supplement to this Trust Agreement or any other agreement which may be required or convenient (as determined by the Beneficial Owner in writing) to effect the administration of the Trust Assets, the servicing of the Investment Assets or any of the other activities and purposes set forth in this Section 2.6(a);

(xi)       to engage in any lawful act or activity and to exercise any powers permitted to statutory trusts organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes set forth in this Section 2.6(a).

(b)       The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than required or authorized by the terms of this Agreement. The Trust shall have power and authority and is hereby authorized and empowered, without the need for further action on the part of the Trust, to make and execute contracts and other instruments and the Trustee and the Beneficial Owner shall have power and authority and are hereby authorized and empowered, in the case of the Trustee at the written direction of the Beneficial Owner, to conduct the business of the Trust, to execute and deliver contracts and other instruments on behalf of the Trust, to the extent consistent with Section 2.6(a), and sue and be sued, in each case subject to the terms of this Agreement. The Trustee shall have power and authority, and is hereby authorized and empowered, at the written direction of the Beneficial Owner or as required under the Statutory Trust Act to execute, and file with the Secretary of State, the Certificate of Trust.

Section 2.7 Series Assets; Legal Title.

(a)       The Trust shall from time to time acquire or take assignment of and hold in trust the Series Assets pursuant to the provisions of this Agreement and any other Transaction Document. Each Series Asset shall be allocated to the related Series as specified in the applicable Series Supplement. Except as provided in the immediately following sentence, legal title to all Trust Assets shall be vested in the Trust as a separate legal entity and held with respect to that Series, except to the extent applicable law requires any Trust Asset to be vested otherwise, in which case legal title shall be vested in the Trustee with the Trustee’s prior written consent. Legal title to Investment Assets in clauses (1) and (2) of Section 2.6(iv)(A) shall be vested in the name of the Trustee, not in its individual capacity but solely as Trustee on behalf of the Trust and legal title to Investment Assets described in clauses (3) through (5) of Section 2.6(iv)(A) shall not be vested in the name of the Trustee unless the Trustee agrees in writing, in its sole and absolute discretion, to hold legal title to such Investment Assets, and if the Trustee does not so agree, none of the Investment Assets in clauses (3) through (5) of Section 2.6(iv)(A) shall be titled in the name of the Trustee. The Trustee shall be entitled to receive any information which it requests prior to deciding whether or not to hold legal title.

(b)       The Trustee hereby accepts and agrees to hold in trust all Series Assets conveyed or assigned to any Series hereunder, pursuant to the provisions hereof or pursuant to any Transaction Document, in each case, for the use and benefit of the Beneficial Owner in accordance with the terms hereof and the related Series Supplement. The Trustee hereby agrees that the Series Assets with respect to each Series shall not be commingled with the Series Assets of any other Series or the Trust generally.

Section 2.8 Tax Matters.

(a)       It is the intention of the parties to this Agreement that for U.S. federal, and applicable state and local, income and franchise tax purposes, each Series and the Trust shall be treated as an entity disregarded as separate from the Beneficial Owner.

(b)       None of the parties to this Agreement shall take any action that is inconsistent with the purposes of the Trust set forth in Section 2.8(a) above or to cause the Trust, any Series, or any portion thereof to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income, state or local income or franchise tax purposes. The parties to this Agreement agree that, unless otherwise required by appropriate tax authorities, neither the

Trust nor any Series will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust or any Series as an entity separate from its owner. Further, none of the parties to this Agreement shall make or file any election for the Trust or any Series to be classified as an association for U.S. federal income tax purposes under Treasury Regulation Sections 301.7701-3(a).

Section 2.9 Administration of Trust.

(a)       Except as otherwise specified herein or in any other Transaction Document or as otherwise agreed to in writing between the Trustee and the Beneficial Owner, to the fullest extent permitted by applicable law it shall be the duty of the Beneficial Owner to (i) prepare for the Trustee’s execution, or cause the preparation by other appropriate persons or entities for the Trustee’s execution of, all such documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the Trust or any Series to prepare, file, or deliver pursuant to this Agreement or any other Transaction Document and (ii) take or perform all actions and obligations that are the duty of the Trust or any Series to take pursuant to the any Transaction Document (other than this Agreement). The Beneficial Owner may, in the name of the Trust and of each Series, make and execute contracts, agreements and other instruments on behalf of the Trust and/or any applicable Series. Nothing herein shall be deemed or construed to subject the Beneficial Owner to personal liability for any breach by the Trust or any Series of any covenants or monetary obligations, all such liability, if any, being borne solely by the Trust or such Series, as applicable, and the Beneficial Owner shall not have any responsibility whatsoever for any payment, reimbursement or indemnification obligations of the Trust (except as expressly set forth in Section 7.1).

(b)       In carrying out its duties pursuant to Section 2.9(a), the Beneficial Owner may (i) enter into transactions or otherwise deal with any of its affiliates and (ii) may act either directly or through agents, attorneys, accountants, independent contractors and auditors and enter into agreements with any of them.

(c)       Notwithstanding anything to the contrary in this Trust Agreement, the Beneficial Owner shall not be obligated to take any action that the Trust directs the Beneficial Owner not to take on behalf of the Trust.

(d)       For the avoidance of doubt, and without limiting any of the other provisions of this Agreement, by operation of Section 2.9(a) and the other provisions of this Agreement the Trustee shall not be responsible for monitoring the performance of the Trust or the Beneficial Owner of their respective obligations under the this Agreement or any other Transaction Document.

ARTICLE III

BENEFICIAL INTERESTS IN THE TRUST

Section 3.1 Trust Assets. The Trust is a series trust pursuant to Sections 3804 and 3806(b)(2) of the Delaware Act, and each Series shall be a separate series of the Trust within the meaning of Section 3806(b)(2) of the Delaware Act. As such, separate and distinct records shall be maintained (directly or indirectly, including through a nominee or otherwise) by the Trust for each Series and each Series shall be accounted for in such separate and distinct records separate from the Series Assets and any other Series and the Trust generally. The Trust shall hold the Series Assets with respect to each Series for the benefit of the Beneficial Owner.

Section 3.2 Series Ownership Interest.

(a)       The Series Ownership Interest (as defined below) for each Series shall be uncertificated and shall represent the entire beneficial ownership interest in the Series Assets for such Series (the “Series Ownership Interest”).

(b)       Upon the creation of a Series pursuant to a Series Supplement and at all times thereafter, the Series Ownership Interest for such Series shall be owned by the Beneficial Owner.

(c)       No Series Ownership Interest shall be transferable by the Beneficial Owner.

Section 3.3 Certificate Registrar.

(a)       The Certificate Registrar shall keep or cause to be kept a certificate register (the “Certificate Register”) in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of the beneficial ownership interest in the Trust. The Trustee shall be the initial certificate registrar (the “Certificate Registrar”).

ARTICLE IV

PAYMENTS; TRUST ACCOUNTS

Section 4.1 Payments from Trust Assets Only.

(a)       Except as otherwise provided in this Agreement and the other Transaction Documents, all Trust expenses shall be paid out of the Trust Assets, allocated among the Series on a Pro Rata Share basis; provided that Expenses incurred with respect to a specific Series shall only be paid out of the Series Assets of such Series. No Series shall be responsible for paying Trustee fees or expenses (including the fees and expenses of any agents) allocable to another Series.

(b)       Obligations of the Trust pursuant to this Agreement, the Series Supplement or any other Transaction Document shall be paid from the Series Assets of each Affected Series based on the following allocation among all Affected Series (the “Pro Rata Share”), as of any date of determination, (i) with respect to claims, costs, expenses or liabilities incurred or suffered because of one or more discrete Series (each an “Affected Series”) in a pro rata share equal to the percentage obtained by dividing the Series Outstanding Amount of such Affected Series by the sum of all the Series Outstanding Amounts of each Affected Series, (ii) with respect to claims, costs, expenses or liabilities incurred or suffered that affect all the Series in a pro rata share determined in accordance with clause (i) assuming that all Series are Affected Series and (iii) with respect to administrative fees and expenses, including Trustee expenses, legal fees and expenses and accounting fees and expenses, in a pro rata share equal to the percentage obtained by dividing one (1) by the number of Series then established and existing on such date (and assuming that all Series are Affected Series).

Section 4.2 Trust Accounts and Series Account.

(a)       The Beneficial Owner may from time to time establish, or cause to be established, one or more custody accounts with a bank eligible to maintain custody of assets of investment companies registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and meeting the requirements of a custodian pursuant to Section 17(f) of the 1940 Act into which any income or other proceeds of the Trust Assets may be deposited. Any such accounts shall be established in the name of the Trust for the benefit of each respective Series (each a “Series Account”) for the purpose of holding the Series Assets of such Series. Promptly following its establishment of any such Series Account, the Beneficial Owner shall notify the Trustee thereof and shall, from time to time upon the Trustee’s request, provide the Trustee with access to or copies of bank statements with respect to such accounts.

(b)       The Beneficial Owner may from time to time withdraw available funds on deposit in the Series Accounts for distribution to the Beneficial Owner or to be otherwise used in connection with the management of the Trust or other Trust purpose.

(c)       Notwithstanding anything to the contrary herein, no Series Assets (including, without limitation, any funds on deposit in any related Series Account) of any Series shall be distributed to the Beneficial Owner pursuant to this Section or otherwise unless and until such Series’ Pro Rata Share of all amounts payable to the Trustee in accordance with Section 4.1(b) above (to the extent such amounts have been incurred and invoiced by the Trustee to the Beneficial Owner) have been paid in full.

(d)       The Trustee shall not be the paying agent for the Trust or any Series.

Section 4.3 Tax Reporting to the Beneficial Owner, the Internal Revenue Service and Others. The Trustee shall deliver (or cause to be delivered) to the Beneficial Owner such information in the possession of the Trustee as the Beneficial Owner may request in writing to enable the Beneficial Owner to prepare its respective U.S. federal, or applicable state and local, income and franchise tax returns.

ARTICLE V

THE TRUSTEE

Section 5.1 Duties and Powers of Trustee.

(a)       General Authority. The Trustee is authorized and directed to execute and deliver the Transaction Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Transaction Documents to which the Trust is to be a party and, at the written direction of the Beneficial Owner, any other agreement or instrument contemplated by this Agreement or any Series Supplement, in each case, in such form as the Beneficial Owner shall approve, as evidenced conclusively by the Trustee’s execution thereof, and, on behalf of the Trust. In addition to the foregoing, the Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Transaction Documents.

(b)       General Duties. It shall be the duty of the Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and to administer the Trust in the interest of the Beneficial Owner, in accordance with the provisions of this Agreement and the applicable Series Supplement. The Beneficial Owner agrees not to instruct the Trustee in writing to take any action which would violate this Section 5.1(b) or the terms of any Transaction Document. The Beneficial Owner agrees that any action the Trustee takes in accordance with this Agreement, any Series Supplement or pursuant to the written directions of the Beneficial Owner shall be deemed to not violate this Section 5.1(b).

(c)       Action upon Instruction. The Trustee agrees, on behalf of the Trust and each Series, to cause the Trust, in accordance with the express terms of this Agreement, to: (i) enter into and perform its obligations under the Trust Agreement and each Series Supplement (including signing and filing of the Certificate of Trust), (ii) at the written direction of the Beneficial Owner, execute and deliver on behalf of the Trust and, if applicable, a Series, the Transaction Documents to which the Trust or a Series is a party, (iii) take action as it shall be directed in writing by the Beneficial Owner with respect to the Trust or a Series, as applicable, and (iv) at the written direction of the Beneficial Owner with respect to a Series, (A) release, discharge, sell, assign, transfer, pledge, convey or otherwise dispose of any right, title or interest in and to any portion of the Series Assets, (B) amend or revoke the terms hereof with respect to all or any portion of the Series Assets, and (C) enter into any and all agreements or instruments affecting all or any portion of the Series Assets or affecting any other provision hereof. In addition, the Trustee may, but shall not be obligated to cause the Trust or any Series to enter into any agreement or instrument that creates any additional duties or obligations on the Trustee other than those expressly set forth herein.

(d)       Direction of Trustee. Subject to Article V, the Beneficial Owner may direct the Trustee in writing to take action or refrain from taking action with respect to the Series Assets of the related Series, except to the extent such action or inaction would conflict with any other provision of this Agreement or the other Transaction Documents.

(e)       Discretionary Action. Except as otherwise required by law, the Trustee will not take any discretionary action permitted under the Transaction Documents, make any request permitted thereunder, give any consent required or permitted thereunder, or waive any claim, condition or defense, without prior consultation with, and will act in respect of all such matters as directed in writing by, the Beneficial Owner with respect to the affected Series.

(f)       No Duties to Trust, any Series or Beneficial Owner. Neither the power to give directions to the Trustee or any other Person, nor the exercise of such power by any Person (including the Beneficial Owner) shall cause such Person to have any duties (including fiduciary duties) or any liabilities related thereto to the Trust, to any Series, or to any beneficial owner thereof.

(g)       Trustee not Obligated to Take Action. Notwithstanding the foregoing, the Trustee shall not be required to take any action hereunder, under any Series Supplement or under any

Transaction Document (i) if the Trustee shall have been advised by counsel that such action is likely to result in liability on the part of the Trustee or is contrary to the terms hereof or is otherwise contrary to law or (ii) if the Trustee is not assured of reasonable indemnity in connection with such action.

(h)       Alternative Courses of Action. Whenever the Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any Transaction Document, the Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Beneficial Owner requesting instruction from the Beneficial Owner as to the course of action to be adopted, and to the extent the Trustee acts in good faith in accordance with any written instruction of the Beneficial Owner, the Trustee shall not be liable on account of such action to any Person. If the Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Transaction Documents, as it shall deem to be in the best interest of the Beneficial Owner, and shall have no liability to any Person for such action or inaction.

(i)       Trustee may Give Notice Requesting Instructions. In the event that the Trustee is unsure as to the application of any provision of this Agreement or any Transaction Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement provides no direction to the Trustee or is silent or is incomplete as to the course of action that the Trustee is required to take with respect to a particular set of facts, the Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Beneficial Owner requesting instruction and, to the extent that the Trustee acts or refrains from acting in good faith in accordance with any such instruction received from the Beneficial Owner, the Trustee shall not be liable, on account of such action or inaction, to any Person. If the Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Transaction Documents, as it shall deem to be in the best interest of the Beneficial Owner, and shall have no liability to any Person for such action or inaction.

(j)       No Duties Except as Specified in this Agreement, the Transaction Documents or in Instructions. The Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the assets of the Trust, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Trustee or the Trust is a party, except as expressly provided by the terms of this Agreement; and no implied duties or obligations shall be read into this Agreement, and Series Supplement or any other Transaction Document against the Trustee. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at anytime or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare, execute or file any Securities and Exchange Commission filing for the Trust or to record this Agreement, any Series Supplement or any other Transaction Document. The Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any Series Asset that result from actions by, or claims against, the Trustee in its individual capacity that are not related to the ownership or the administration of the related Series. Except for those actions that the Trustee is required to take hereunder without written direction, the Trustee shall not have any obligation or liability to take any action or to refrain from taking any action hereunder or under any Transaction Document that requires written direction from the Beneficial Owner in the absence of such written direction as provided hereunder regardless of the consequences of the failure to take such action. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement or to honor the request or direction pursuant to this Agreement unless the directing party shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee in its reasonable discretion against the costs, expenses, disbursements, advances and liabilities that might be incurred by it, its agents and its counsel in compliance with such request or direction.

(k)       No Action Except Under Specified Documents or Instructions. The Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Series Assets except (i) in accordance with the powers granted to and the authority conferred upon the Trustee pursuant to this Agreement or the applicable Series Supplement, (ii) in accordance with the Transaction Documents and (iii) in accordance with any document or instruction delivered to the Trustee pursuant to Section 5.1(c), (h) or (i) above. The Trustee shall not be required to take any action under this Agreement if the Trustee shall have been advised by counsel that such action is contrary to the terms of this Agreement, is otherwise contrary to law or if the Trustee is not assured of reasonable indemnity in connection with such action.

Section 5.2 Acceptance of Trusts and Duties. The Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the express terms of this Agreement and the applicable Series Supplement. The Trustee also agrees to disburse all moneys actually received by it constituting Series Assets upon the terms of the applicable Series Supplement. To the fullest extent permitted by law, neither the Trustee nor any of its officers, directors, employees, agents or affiliates shall have any implied duties (including fiduciary duties) or liabilities otherwise existing at law or in equity with respect to the Trust, which implied duties and liabilities are hereby eliminated. Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article. The Trustee shall not be answerable or accountable hereunder or under any Transaction Document under any circumstances, except (i) for its own willful misconduct, bad faith or gross negligence in the performance of its express duties hereunder, or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 5.4 below expressly made by the Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(a)       no provision of this Agreement, any Series Supplement or any Transaction Document shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Transaction Document if the Trustee shall have a good faith basis for believing that repayment of such funds or reasonable indemnity against such risk or liability is not assured or provided to it in its reasonable discretion; and

(b)       the Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement (other than expressly set forth in Section 5.4) or any Series Supplement or for the due execution hereof or of any Series Supplement by the Beneficial Owner or for the form, character, genuineness, sufficiency, value or validity of any Trust Asset or for or in respect of the validity or sufficiency of the Transaction Documents and the Trustee shall in no event assume or incur any liability, duty, or obligation to the Beneficial Owner other than as expressly provided for herein or in the applicable Series Supplement.

(c)       The Trustee shall not be personally liable for any error of judgment made in good faith by any of its officers or employees.

(d)       The Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the form, character, genuineness, sufficiency, value or validity of any of the Series Assets, or for or in respect of the validity or sufficiency of the Transaction Documents.

(e)       In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement and the other Transaction Documents, the Trustee may act directly or through agents or attorneys or a custodian or nominee and the Trustee shall not be liable for the conduct or misconduct of such agents or attorneys or a custodian or nominee if such agents or attorneys or a custodian or nominee shall have been selected by the Trustee in good faith.

(f)       In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement, the Trustee may consult with counsel, accountants and other skilled persons to be selected in good faith and employed by it. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountants or other such persons.

(g)       The Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Trustee need not investigate any fact or matter stated in any such document, including verifying the correctness of any numbers or calculations. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee, for any action taken or omitted to be taken by it in good faith in reliance thereon.

(h)       To the fullest extent permitted by law and notwithstanding anything in this Agreement to the contrary, the Trustee shall not be personally liable for (x) special, consequential or punitive damages, however styled, including, without limitation, lost profits or (y) the acts or omissions of any nominee, correspondent, clearing agency or securities depository through which it holds the Trust’s securities or assets.

(i)       Notwithstanding anything in this Agreement to the contrary, the Trustee shall not be responsible or liable for its failure to perform under this Agreement or for any losses to the Trust resulting from any event beyond the reasonable control of the Trustee, its agents or subcustodians, including but not limited to nationalization, strikes, expropriation, devaluation, seizure, or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the Trust’s property; or the breakdown, failure or malfunction of any utilities or telecommunications systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts of war, terrorism, insurrection or revolution; or acts of God; or any other similar event.

(j)       Under no circumstance shall the Trustee be personally liable for any representation, warranty, covenant, obligation or indebtedness of the Trust.

(k)       The Trustee shall not be required to provide, on its own behalf, any surety bond or other kind of security in connection with the execution of any of its trusts or powers under this Agreement or any other Transaction Document or the performance of its duties hereunder.

(l)       All funds deposited with the Trustee hereunder may be held in a non-interest bearing trust account and the Trustee shall not be liable for any interest thereon. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law or the terms of this Agreement.

(m)       Each of the parties hereto hereby agrees and, as evidenced by its acceptance of any benefits hereunder, any Beneficial Owner agrees that the Trustee in any capacity (x) has not provided and will not provide in the future, any advice, counsel or opinion regarding the tax, regulatory, financial, investment, securities law or insurance implications and consequences of the formation, funding and ongoing administration of the Trust, including, but not limited to, income, gift and estate tax issues, insurable interest issues, risk retention issues, doing business or other licensing matters and the initial and ongoing selection and monitoring of financing arrangements, and (y) has not made any investigation as to the accuracy of any representations, warranties or other obligations of the Trust under the Transaction Documents and shall have no liability in connection therewith.

(n)       The Trustee shall not have any obligation or duty to supervise or monitor the performance of any other Person and shall have no liability for the failure of any other Person to perform its obligations or duties under the Transaction Documents or otherwise.

(o)       The Trustee shall have no obligation or duty to monitor the Trust’s obligations and duties under the Transaction Documents or to ensure its compliance with the terms thereof. In addition, the Trustee shall not have any duty or obligation to manage, make any payment in respect of, register, record, sell, dispose of or otherwise deal with the Trust Property, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Trustee or the Trust is a party, except as expressly provided by the terms of this Agreement.

(p)       The Trustee shall not be deemed to have knowledge or notice of any fact or event unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such fact or event is received by a Responsible Officer and such notice references the fact or event.

(q)       The Trustee shall not be required to execute on behalf of the Trust any document that affects the Trustee’s rights, duties or obligations under this Agreement or does not meet the Trustee’s requirements for execution.

Section 5.3 Furnishing of Documents. The Trustee shall furnish to the Beneficial Owner, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Trustee under the Transaction Documents.

Section 5.4 Representations and Warranties.

(a)       The Trustee hereby represents and warrants to the Beneficial Owner:

(i)       It is a federal savings bank duly organized and validly existing under the laws of the United States;

(ii)       It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each Series Supplement;

(iii)       It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf;

(iv)       Neither the execution nor the delivery by it of this Agreement nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal law, governmental rule or regulation of the State of Delaware or the United States of America governing the banking or trust powers of the Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound; and

(v)       This Agreement has been duly authorized, executed and delivered by the Trustee and constitutes a valid, legal and binding obligation of the Trustee, enforceable against it in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

Section 5.5 Reliance; Advice of Counsel.

(a)       The Trustee shall not incur any liability to anyone in acting in good faith upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of the board of directors of the Beneficial Owner or any other document that may be required by the Trustee as conclusive evidence that such resolution or any other document that may be required by the Trustee has been duly adopted by such board of directors and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officer of the Beneficial Owner, as to such fact or matter and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b)       In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement, any Series Supplement, the Trustee may, (i) act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of its respective agents or attorneys if such agents or attorneys shall have been selected by the Trustee in good faith, and (ii) consult with counsel, accountants and other skilled persons to be selected in good faith and employed by the Trustee.

Section 5.6 Not Acting in Individual Capacity. Except as provided in this Article V, in accepting the trusts hereby created, Wilmington Savings Fund Society, FSB, acts solely as Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Agreement, any Series Supplement or any Transaction Document shall look only to the Trust Assets for payment or satisfaction thereof.

Section 5.7 Eligibility Requirement for Trustee. The Trustee shall at all times be a national banking association or federal savings bank satisfying the provisions of Section 3807(a) of the Statutory Trust Act, authorized to exercise corporate powers; having a combined capital and surplus of at least $50,000,000. If such national banking association or federal savings bank, as the case may be, shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 5.7, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 5.7, the Trustee shall resign immediately in the manner and with the effect specified in Section 5.8.

Section 5.8 Resignation or Removal of Trustee.

(a)       The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Trust and the Beneficial Owner. Upon receiving such notice of resignation, the Beneficial Owner shall promptly appoint a successor trustee (the “Successor Trustee”) by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the Successor Trustee. If no Successor

Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a Successor Trustee.

(b)       The Beneficial Owner may upon thirty (30) days’ prior written notice remove the Trustee and appoint a Successor Trustee or Successor Trustees, as applicable, by delivering notice to such effect to the Trustee.

(c)       Any resignation or removal of the Trustee and appointment of a Successor Trustee pursuant to any of the provisions of this Section 5.8 shall not become effective until acceptance of appointment by the Successor Trustee pursuant to Section 5.9.

Section 5.9 Successor Trustee.

(a)       Any Successor Trustee appointed pursuant to Section 5.8 shall execute, acknowledge and deliver to the Beneficial Owner and to its predecessor Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such Successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Trustee. The predecessor Trustee shall upon payment of its fees, expenses and indemnities (if any) then owing hereunder deliver to the Successor Trustee all documents and statements and monies held by it under this Agreement; and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the Successor Trustee all such rights, powers, duties, and obligations.

(b)       No Successor Trustee shall accept appointment as provided in this Section 5.9 unless at the time of such acceptance such Successor Trustee shall be eligible pursuant to Section 5.7 above.

(c)       Any Successor Trustee shall promptly file a certificate of amendment identifying the name and principal place of business of the Trustee in the State of Delaware.

Section 5.10 Merger or Consolidation of Trustee. Any federal savings bank or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any federal savings bank or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any federal savings bank or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee shall be the successor of the Trustee, hereunder, provided such federal savings bank or national banking association shall be eligible pursuant to Section 5.7 above, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided further that the Trustee shall mail notice of such merger or consolidation to the Trust and the Beneficial Owner. Any Successor Trustee resulting from such merger, consolidation or conversion shall promptly file a certificate of amendment identifying the name and principal place of business of the Trustee in the State of Delaware.

Section 5.11 Appointment of Co-Trustee or Separate Trustee.

(a)       Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Assets or any Investment may at the time be located, the Trustee, upon the written consent of the Beneficial Owner, shall have the power and shall execute and deliver all instruments to appoint one or more Persons to act as co-Trustee, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable.

Each separate trustee and co-Trustee shall, to the extent permitted by law, be appointed and act subject to the following provision and conditions:

(i)       all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred upon and exercised or performed by the Trustee and such separate trustee or co-Trustee jointly (it being understood that such separate trustee or co-Trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-Trustee but solely at the direction of the Trustee;

(ii)       no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(iii)       the Trustee may at any time, and upon written instructions by the Beneficial Owner shall, accept the resignation of or remove any separate trustee or co-Trustee.

(b)       Any notice, request or other writing given to the Trustee shall be deemed to have been given to the separate trustees and co-Trustees, as if given to each of them. Every instrument appointing any separate trustee or co-Trustee, other than this Agreement, shall refer to this Agreement and to the conditions of this Article V. Each separate trustee and co-Trustee, upon its acceptance of appointment, shall be vested with the estates specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee.

(c)       Any separate trustee or co-Trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-Trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 5.12 Trustee’s Fees and Expenses. The Trustee shall receive as compensation for its services hereunder the fees set forth in a separate fee agreement entered into between the Trustee and the Beneficial Owner. In addition, the Trustee shall be paid its fees and expenses for performing the services to be rendered under this Agreement as agreed upon between the Trustee and the Beneficial Owner. Such fees shall be allocated as provided in Section 4.1(b) to each Series. No Series shall be liable for any fees allocated to another Series.

ARTICLE VI

THE TRUST ASSETS

Section 6.1 Acquisition of Certain Series Assets. Upon the execution of a Series Supplement, by the Beneficial Owner and the Trustee, the Trustee shall create a Series bearing the name set forth in such Series Supplement. The terms of a Series Supplement may change the terms of this Agreement solely as applied to the Series created thereby. If a conflict exists between this Agreement and any Series Supplement, the Series Supplement shall be controlling for its Series. The Trustee shall maintain on its records a schedule of such information as may be required to be maintained by the Trustee pursuant to such Series Supplement.

ARTICLE VII

INDEMNITY

Section 7.1 Indemnity. (a) The Trust and the Beneficial Owner shall be jointly and severally liable as primary obligors for, and shall indemnify the Trustee (in its individual and trustee capacities) from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses, including reasonable legal fees and expenses in connection with enforcement of its rights to indemnity hereunder) of any kind and nature whatsoever (collectively, “Expenses”) which may at any time be imposed on, incurred by, or asserted against the Trustee in any way relating to or arising out of this Agreement, the other Transaction Documents, the Trust Assets, the administration of the Trust Assets or the action or inaction of the Trustee hereunder, except only that the Trust shall not be liable for or required to indemnify the Trustee from and against Expenses arising or resulting from the willful misconduct, bad faith or gross negligence of the Trustee. The indemnities contained in this Section 7.1(a) shall survive the resignation or removal of the Trustee or the termination of this Agreement. No Series shall be required or allowed to indemnify for any amounts allocable to another Series as provided in Section 4.1(b).

(b)       In furtherance of the above, the Beneficial Owner shall at all times keep one percent (1%) of the net asset value of the Beneficial Owner in Eligible Investments. Within sixty (60) days of the close of its fiscal year end, the Beneficial Owner shall annually provide audited financial statements of the Beneficial Owner to the Trustee.

(c)       Each Series shall be liable as primary obligor for, and shall indemnify the Trustee (in its individual and trustee capacities) from and against, any and all Expenses which may at any time be imposed on, incurred by, or asserted against the Trustee in any way relating to or arising of out of its related Series Supplement, the other Transaction Documents relating to such Series, the Series Assets, the administration of the Series Assets or the action or inaction of the Trustee under the related Series Supplement, except only that such Series shall not be liable for or required to indemnify the Trustee from and against Expenses arising or resulting from the willful misconduct, bad faith or gross negligence of the Trustee. The indemnities contained in this Section 7.1(c) shall survive the resignation or removal of the Trustee or the termination of the Series Supplement. No Series shall be required or allowed to indemnify for any amounts allocable to another Series as provided in Section 4.1(b).

ARTICLE VIII

TERMINATION AND DISSOLUTION

Section 8.1 Dissolution of a Series. Subject to the provisions of the related Series Supplement, a Series shall dissolve and be terminated on a date designated by the Beneficial Owner with written notice to the Trustee. After dissolution, each Series shall be wound-up by the Beneficial Owner in accordance with Section 3808 of the Delaware Act. Upon the completion of such winding-up, the applicable Series and Series Supplement shall terminate.

Section 8.2 Dissolution of the Trust.

(a)       The Trust shall dissolve on a date designated by the Beneficial Owner and the Beneficial Owner shall commence winding up in accordance with the terms of the Delaware Act and notify the Trustee in writing after the termination of all Series.

(b)       Upon dissolution of a Series, after completion of the winding up of each Series in accordance with the Trust Agreement, each Series Supplement and Section 3808 of the Delaware Act, including satisfaction of all obligations to creditors as directed in writing by the Beneficial Owner, the Trustee shall, subject to Section 4.2(c) above, at the written direction of the Beneficial Owner, distribute the related Series Assets to the Beneficial Owner or its designee in accordance with this Agreement. Any dissolution of an individual Series shall be done in accordance with Section 8.1 and the related Series Supplement. Following the dissolution and wind-up of each Series and the Trust, the Beneficial Owner shall direct the Trustee in writing and the Trustee will execute and file or cause to be filed, at the Beneficial Owner’s expense, a certificate of cancellation with the Delaware Secretary of State pursuant to Section 3810(d) of the Delaware Act. Upon such filing, this Agreement (other than Article VII and Section 9.9), the Trust shall terminate and the Trustee shall be discharged from all duties and obligations hereunder and thereunder.

Section 8.3 Beneficial Owner Bankruptcy. The bankruptcy, insolvency, dissolution or similar occurrence of the Beneficial Owner shall not (i) cause the dissolution of the Trust or any Series or the termination of this Agreement with respect to the Trust or any Series or (ii) otherwise affect the rights, obligations or liabilities of the parties hereto.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Amendment. This Agreement may only be amended by written agreement executed by each of the Trustee and the Beneficial Owner. Notwithstanding the preceding sentence, the Trustee shall not be under any obligation to enter into an amendment that effects its rights, duties, protections, immunities or obligations hereunder. Prior to executing any amendment to this Agreement, the Trustee shall receive and rely (and shall be fully protected in relying) on (i) an officer’s certificate stating that all conditions precedent to the execution and delivery of the amendment have been met and (ii) an opinion of counsel, at the expense of the Beneficial Owner, as to whether the amendment is permitted by the terms of this Agreement and the Transaction Documents and that all conditions precedent to the execution and delivery of the amendment have been met; provided, however, that the Trustee may waive either or both of the foregoing requirements.

Section 9.2 Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Trustee, the Trust and the Beneficial Owner, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Assets or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 9.3 Governing Law. The validity and construction of this Agreement and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflicts of law provisions thereof; provided, however, that the parties hereto and the Beneficial Owners intend that the provisions hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Delaware Statutory Trust Act) and that, to the maximum extent permitted by applicable law, there shall not be applicable to the Trust, the Trustee, the Beneficial Owner or this Agreement any provision of the laws (statutory or common) of the State of Delaware (other than the Delaware Statutory Trust Act) pertaining to trusts which relate to or regulate in a manner inconsistent with the terms hereof: (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, (g) the existence of rights or interests (beneficial or otherwise) in trust assets, (h) the ability of beneficial owners or other persons to terminate or dissolve a trust, or (i) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees or beneficial owners that are inconsistent with the limitations on liability or authorities and powers of the Trustee or the Beneficial Owner set forth or referenced in this Agreement. Sections 3540, 3542 and 3561 of Title 12 of the Delaware Code shall not apply to the Trust.

Section 9.4 Notices. All demands, notices and communications under this Agreement or any Series Supplement shall be in writing and shall be given by either (a) personal delivery; (b) recognized overnight delivery service using a signed receipt; (c) US postal service by certified mail, postage prepaid, return receipt requested; or (d) by electronic mail communication, provided that receipt of the communication (including all attachments) is acknowledged by the recipient in writing or by automated electronic mail response; and addressed to the parties as follows:

(i) if to the Trustee or the Trust:               Wilmington Savings Fund Society, FSB

500 Delaware Avenue, 11th Floor

Wilmington, DE 19801

Attn: Corporate Trust Administration – MPLI

Capital Holdings

e-mail address: devon.almeida@christianatrust.com

with a copy to the Beneficial Owner

(ii) if to the Beneficial Owner:                   Alternative Investment Partners Alternative

Lending Fund A

c/o Morgan Stanley AIP GP LP

100 Front Street, 8th Floor

West Conshohocken, PA 19428

Attn: Francie Tai, Executive Director

e-mail address: Francie.Tai@morganstanley.com

or (iii) with respect to any of the foregoing Persons, at such other address or e-mail address as shall be designated by such Person in a written notice to the other parties hereto.

Section 9.5 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid or unenforceable, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement, as the same may be amended or supplemented, and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

Section 9.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

Section 9.7 Successors and Assigns. All covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective permitted successors and assigns. Any request, notice, direction, consent, waiver or other instrument or action by the Beneficial Owner shall bind the successors and assigns of the Beneficial Owner. .

Section 9.8 Limited Recourse. Notwithstanding anything to the contrary contained herein, all obligations of each Series shall be payable by such Series only to the extent of assets within the Series available therefor and, to the extent assets are not available or are insufficient for the payment thereof shall not constitute a claim against the Beneficial Owner to the extent of such unavailability or insufficiency.

Section 9.9 No Petition. To the fullest extent permitted by applicable law, each of the parties hereto covenants and agrees that prior to the date which is one year and one day after the dissolution of the Trust, it will not (and, to the fullest extent permitted by applicable law, the Trustee shall not have the power to) institute against, or join any other Person in instituting against the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceeding or other Proceeding under any federal or state bankruptcy or similar law. This Section shall survive the complete or partial termination of this Agreement and the resignation or removal of the Trustee; provided that this section shall not prevent the Trustee from filing a proof of claim in any such proceeding.

Section 9.10 Table of Contents and Headings. The Table of Contents and Article and Section headings herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 9.11 Non-assessable and Fully Paid. Except for the obligations of the Beneficial Owner under Section 7.1, the beneficial interests of the Beneficial Owner in the Trust and any Series shall be non-assessable and fully paid.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Trustee

By:	_____________________________________
Name:
Title:

ALTERNATIVE INVESTMENT PARTNERS

ALTERNATIVE LENDING FUND A,

as Beneficial Owner

By:	____________________________________
Name:
Title:

EXHIBIT A

DEFINITIONS

“Affected Series” has the meaning ascribed to such term in Section 4.1(b).

“Affiliate” of any Person means any other Person who controls, is controlled by or under common control with such Person.

“Agreement” has the meaning ascribed to such term in the preamble.

“Beneficial Owner” means Alternative Investment Partners Alternative Lending Fund A, and any successor.

“Business Day” means any day other than a Saturday, Sunday or day on which commercial banking institutions are authorized or obligated by law, executive order or government decree to be closed in (i) Wilmington, Delaware, (ii) the state of Delaware, or (iii) the city in which the Trust office is located.

“Certificate of Trust” means a certificate of trust for the Trust, substantially in the form of Exhibit C, to be filed for the Trust with the office of the Delaware Secretary of State pursuant to Section 3810 of the Delaware Act.

“Code” means the Internal Revenue Code of 1986, as amended.

“Corporate Trust Office” shall mean the principal corporate trust office of the Trustee, which office, at the date of execution of this Agreement, is located at 500 Delaware Avenue, 11th Floor, Wilmington, DE 19801, Attention: Corporate Trust Administration – MPLI Capital Holdings; or at such other address as the Trustee may designate by notice to the Beneficial Owner and the Trust, or the principal corporate trust office of any Successor Trustee (the address of which the successor trustee will notify the Beneficial Owner and the Trust).

“Delaware Act” means the Delaware Statutory Trust Act, specifically, the provisions of 12 Del. C. 3801 et seq., as amended.

“Delaware Secretary of State” means the Secretary of State of the State of Delaware.

“Eligible Investment” means, at any time, any one or more of the following obligations, instruments, investments and securities:

(i)       direct obligations of, and obligations fully guaranteed by, the United States or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States;

(ii)       demand deposits, time deposits, bankers’ acceptances or certificates of deposit of any depository institution or trust company (a) incorporated under the laws of the United States, any State or any United States branch of a foreign bank, (b) subject to supervision and examination by federal or State banking or depository institution authorities and (c)

at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of which have a short-term rating of (a) at least “A-1” from Standard & Poor’s or at least “P-1” by Moody’s and (b) at least “F2” from Fitch;

(iii)       repurchase obligations, having maturities of not more than 365 days, with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

(iv)       short-term corporate securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State thereof; provided, however, that (a) such investment shall not have an ‘r’ highlighter affixed to its rating and its terms shall have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change and (b) at the time of the investment, the short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such corporation) of such corporation shall have the highest rating from Standard & Poor’s and Moody’s or at least “BBB” or “F2” from Fitch;

(v)       commercial paper having maturities of not more than 365 days, at the time of the investment, with the highest rating from Standard & Poor’s, Moody’s or Fitch; provided, however, that such investment shall not have an ‘r’ highlighter affixed to its rating and its terms shall have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change;

(vi)       guaranteed investment contracts issued by an insurance company or other corporation which has a short-term credit rating of (a) at least “A-1” from Standard & Poor’s or at least “P-1” by Moody’s and (b) at least “F2” from Fitch;

(vii)       investments in money market funds having (a) a rating in the highest rating category from Fitch or (b) a rating in the highest rating category from both Standard & Poor’s and from Moody’s whose payments are not subject to withholding tax when held by a non-U.S. person; and

(viii)       immediately available funds, including cash and cash equivalents.

“Investments” has the meaning ascribed to such term in Section 2.6.

“Investment Assets” has the meaning ascribed to such term in Section 2.6.

“Investment Collateral” has the meaning ascribed to such term in Section 2.6.

“Person” means any person or entity, including any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, statutory or business trust, bank, trust company, estate, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

“Pro Rata Share” has the meaning ascribed to such term in Section 4.1(b).

“Proceeding” means any suit or action at law or in equity or any other adjudicative, judicial or administrative proceeding, including arbitration and bankruptcy proceedings.

“Register” has the meaning ascribed to such term in Section 3.3.

“Registrar” has the meaning ascribed to such term in Section 3.3.

“Responsible Officer” means, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, Trust Officer or other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, with direct responsibility for the administration of the Trust, and also, with respect to any particular matter, any other officer to whom such corporate trust matter is referred because of his or her knowledge of or familiarity with the particular subject.

“Series” means a designated series of beneficial interests in the assets of the Trust established in accordance with this Agreement and the Delaware Act, including Section 3806(b)(2) of the Delaware Act, having separate rights, powers or duties with respect to specified property or obligations or profits and losses associated with specified property or obligations, to the extent provided in this Agreement.

“Series Account” has the meaning ascribed to such term in Section 4.2(a).

“Series Assets” means, for each Series, all beneficial or ownership interest of such Series in (i) cash on deposit from time to time in the Series Account for such Series, (ii) all rights, privileges, options and elections granted by or permitted under each Investment which, from time to time, will be purchased by the Trust and allocated to such Series, (iii) all rights, privileges, options and elections in and to any agreements that relate to any such other Investment Assets acquired by the Trust and allocated to such Series from time to time, and (iv) all income, payment and proceeds at any of the foregoing, including all present and future claims, demands, causes of and choses in action in respect of any of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever, in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or liquid property, all cash proceeds, accounts receivables, notes, drafts acceptances, chattel paper, checks, deposit accounts, insurance proceeds condemnation awards, right to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

“Series Outstanding Amount” shall mean with respect to a Series, an amount equal to the outstanding principal balance, plus accrued and unpaid interest of the Investments allocated to such Series.

“Series Ownership Interest” has the meaning ascribed to such term in Section 3.2(a).

“Series Supplement” means any Series Supplement between the Beneficial Owner and the Trustee, in substantially the form attached hereto as Exhibit B or such other forms as such parties may agree to.

“Successor Trustee” has the meaning ascribed to such term in Section 5.8.

“Tax” or “Taxes” means any and all taxes, including but not limited to, net income, franchise, value added, ad valorem, gross income, gross receipts, sales, use, property (personal and real and tangible and intangible), stamp taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, together with any and all penalties, fines, additions to tax and interest imposed by any federal, state, local or foreign government or political subdivision thereof.

“Transaction Documents” means this Agreement, each document specified in Section 2.6(a)(x), any document or agreement assigned to, entered into, or by which the Trust or any Series is bound, in connection with the acquisition, ownership or transfer of any Trust Asset and any documents ancillary thereto, or any other agreement assigned to or entered into by the Trust or any Series at the direction of the Beneficial Owner or pursuant to, and in compliance with, the provisions of any of the foregoing.

“Trust Assets” means all of the Series Assets for all Series.

“Trustee” means Wilmington Savings Fund Society, FSB, a federal savings bank, not in its individual capacity but solely as trustee of the Trust and each Series, and its successors.

“United States” means the United States of America, its territories and possessions and areas subject to its jurisdiction.

EXHIBIT B

FORM OF SERIES SUPPLEMENT

SERIES SUPPLEMENT

by and between

WILMINGTON SAVINGS FUND SOCIETY, FSB,

as Trustee,

and

ALTERNATIVE INVESTMENT PARTNERS ALTERNATIVE LENDING FUND A,

as Beneficial Owner

Dates as of [________________] [__], 20[__]

This SERIES SUPPLEMENT, dated as of [____________] [___], 20[__] (as modified, supplemented or amended from time to time, (this “Supplement”), is entered into by and between WILMINGTON SAVINGS FUND SOCIETY, FSB, as trustee (the “Trustee”), and ALTERNATIVE INVESTMENT PARTNERS ALTERNATIVE LENDING FUND A, as beneficial owner (the “Beneficial Owner”).

RECITALS

WHEREAS, the Trustee and the Beneficial Owner have entered into that certain Trust Agreement (as modified, supplemented, restated or otherwise amended from time to time, the “Trust Agreement”), dated as of [_____________] [___], 2018 governing MPLI Capital Holdings, a Delaware statutory trust (the “Trust”); and

WHEREAS, the parties hereto desire to supplement the terms of the Trust Agreement to (i) establish a new Series known as the “MPLI Capital Holdings Series 20[__]-[_]”, (ii) from time to time, at the written direction of the Beneficial Owner, to identify and allocate specified assets of the Trust to such MPLI Capital Holdings Series 20[__]-[_], which shall constitute the Series Assets of such MPLI Capital Holdings Series 20[__]-[_] and (ii) set forth the terms and conditions thereof.

NOW THEREFORE, in light of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

SERIES ELEMENTS; DEFINITIONS; INTERPRETIVE PROVISIONS

Section 1.1 Definitions.

(a)       “Series” shall mean a designated series of beneficial interest in the Trust, as more fully described in the Trust Agreement.

(b)       “Trust” shall have the meaning set forth in the preamble.

(c)       “Trust Agreement” shall have the meaning set forth in the Recitals.

(d)       “Trustee” means Wilmington Savings Fund Society, FSB, not in its individual capacity but solely as trustee of the Trust.

Unless otherwise required by the context, capitalized terms not defined herein shall have their respective meanings under the Trust Agreement.

Section 1.2 Interpretive Provisions. For all purposes of this Supplement, except as otherwise provided or unless the context otherwise requires, (i) terms used in this Supplement include, as appropriate, all genders and the plural as well as the singular, (ii) references to this Supplement include all Exhibits hereto, (iii) references to words such as “herein”, “hereof” and the like shall refer to this Supplement as a whole and not to any particular part, Article or Section herein, (iv) references to an Article or Section such as “Article I” or “Section 1.1” shall refer to the applicable Article or Section of this Supplement, (v) the term “include” and all variations thereof shall mean “include without limitation”, (vi) the term “or” shall include “and/or”, (vii) in the computation of a period of time from a specified date to a later specified date, the word “from” shall mean “from and including” and the word “to” and “until” shall mean “to but excluding”, and (viii) any reference to any statute, agreement, document, certificate or communication shall be to such statute, agreement, document, certificate or communication as from time to time amended, restated or re-enacted in compliance with the provisions thereof.

ARTICLE II

CREATION OF SERIES

Section 2.1 Creation of the Series 20[ ]-[ ]; Allocation of 20[ ]-[ ] Series Assets. Pursuant to Section 2.4(b) of the Trust Agreement, the Beneficial Owner hereby directs the Trustee to identify and allocate or cause to be identified and allocated on the books and records of the Trust a new Series to be known as “MPLI Capital Holdings Series 20[__]-[_]” (“MPLI Capital Holdings Series 20[ ]-[ ]”), the Series Assets of which (the “MPLI Capital Holdings 20[__]-[_] Series Assets”) shall initially be [$1]. From time to time, the Beneficial Owner may (but shall have no obligation to) direct the Trustee in writing to identify and allocate or cause to be identified and allocated on the books and records of the Trust specific Investment Assets or additional property, assets and rights to MPLI Capital Holdings Series 20[ ]-[_] and the MPLI Capital Holdings 20[ ]-[_] Series Assets. Each of the foregoing MPLI Capital Holdings 20[ ]-[_] Series Asset shall be identified on the books and accounts of the Trust as belonging exclusively to MPLI Capital Holdings Series 20[ ]-[_] of the Trust.

ARTICLE III

OWNERSHIP AND DISTRIBUTIONS

Section 3.1 Beneficial Ownership. Upon the creation of MPLI Capital Holdings Series 20[_]-[_] pursuant to this Supplement, the Series Ownership Interest shall be owned by the Beneficial Owner.

Section 3.2 Distributions. The Trustee shall distribute the proceeds of the MPLI Capital Holdings 20[_]-[_] Series Assets in accordance with Section 4.1 of the Trust Agreement.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Applicability of the Trust Agreement. Notwithstanding anything to the contrary contained herein, all obligations of the Trust shall be payable by the Trust only to the extent of Trust Assets available therefor and, to the extent assets are not available or are insufficient for the payment thereof shall not constitute a claim against the Beneficial Owner to the extent of such unavailability or insufficiency and the MPLI Capital Holdings 20[ ]-[_] Series Assets shall be subject to all the terms and conditions set forth in the Trust Agreement and applicable to Series and Series Assets generally as such terms and conditions may be modified by this Supplement. In executing and delivering this Supplement and performing their obligations hereunder, the Trustee shall be entitled to all the benefits and limitations on liability applicable to them under the Trust Agreement.

Section 4.2 Effect of Supplement on Trust Agreement.

(a)       Except as otherwise specifically provided herein: (i) the parties hereto shall continue to be bound by all provisions of the Trust Agreement; and (ii) the provisions set forth herein shall operate either as additions to or modifications of the obligations of the parties hereto under the Trust Agreement, as the context may require. In the event of any conflict between the provisions of this Supplement and the Trust Agreement with respect to MPLI Capital Holdings Series 20[ ]-[_], the provisions of this Supplement shall prevail.

(b)       For purposes of determining the parties’ obligations under this Supplement with respect to MPLI Capital Holdings Series 20[ ]-[_], general references in the Trust Agreement to: (i) the Series shall be deemed to refer more specifically to MPLI Capital Holdings Series 20[ ]-[_] and (ii) the Series Supplement shall be deemed to refer more specifically to this Supplement.

Section 4.3 Amendment. This Supplement may only be amended by written agreement executed by each of the Trustee and the Beneficial Owner. Notwithstanding the preceding sentence, the Trustee shall not be under any obligation to enter into an amendment that effects its rights, duties, protections, immunities or obligations hereunder. Prior to executing any amendment to this Supplement, the Trustee shall receive and rely (and shall be fully protected in relying) on (i) an officer’s certificate stating that all conditions precedent to the execution and delivery of the amendment have been met and (ii) an opinion of counsel, at the expense of the Beneficial Owner, as to whether the amendment is permitted by the terms of this Supplement, the Trust Agreement and the Transaction Documents and that all conditions precedent to the execution and delivery of the amendment have been met; provided, however, that the Trustee may waive either or both of the foregoing requirements.

Section 4.4 Governing Law. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE IN ACCORDANCE WITH SECTION 9.3 OF THE TRUST AGREEMENT.

Section 4.6 Severability of Provisions. If any one or more of the provisions or terms of this Supplement shall be for any reason whatsoever held invalid or unenforceable, then such provisions or terms shall be deemed severable from the remaining provisions and terms of this Supplement, as the same may be amended or supplemented, and shall in no way affect the validity or enforceability of the other provisions or terms of this Supplement.

Section 4.7 Counterparts. This Supplement may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

Section 4.8 Successors and Assigns. All covenants and agreements contained in this Supplement shall be binding upon, and inure to the benefit of, the parties hereto and their respective permitted successors and assigns. Any request, notice, direction, consent, waiver or other instrument or action by the Beneficial Owner shall bind its successors and assigns.

Section 4.9 Table of Contents and Headings. The Table of Contents and Article and Section headings herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 4.10 Limitation on Inter Series Liability. The parties hereto acknowledge and agree that the Series created hereby is a separate Series of the Trust as described in the Trust Agreement. Accordingly, separate and distinct records shall be maintained (directly and indirectly, including through a nominee or otherwise) for the Series created hereby; and the Series Assets associated with the Series created hereby shall be accounted for in such separate and distinct records separately from the assets of the Trust jointly or any other Series such that the debts, liabilities and obligations incurred, contracted for otherwise existing with respect to the Series created hereby shall be enforceable against the Series Assets of the Series created hereby only and not against any other assets of the Trust jointly or the assets of any other Series.

IN WITNESS WHEREOF, the parties hereto have signed this Supplement effective as of the date first written above.

WILMINGTON SAVINGS FUND SOCIETY, FSB, not in its individual capacity but solely as trustee of MPLI Capital Holdings under a Trust

Agreement dated as of [____________________] [__], 2018

By: ___________________________________
Name:
Title:

ALTERNATIVE INVESTMENT PARTNERS

ALTERNATIVE LENDING FUND A,

as Beneficial Owner

By: ___________________________________
Name:
Title:

EXHIBIT C

CERTIFICATE OF TRUST

OF

MPLI CAPITAL HOLDINGS

This Certificate of Trust of MPLI Capital Holdings (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C § 3801 et. seq.) (the “Act”).

1.       Name. The name of the statutory trust formed hereby is MPLI Capital Holdings.

2.       Trustee. The name and address of the trustee of the Trust with a principal place of business in the State of Delaware are Wilmington Savings Fund Society, FSB, 500 Delaware Avenue, 11th Floor, Wilmington, DE 19801. Attention: Corporate Trust.

3.       Effective Date. This Certificate of Trust shall be effective upon filing.

4.       Series. Pursuant to Section 3806(b)(2) of the Act, the Trust may create one or more series having the rights and preference set forth in the governing instrument of the Trust as the same may be amended from time to time (each, a “Series”).

5.       Notice of Limitation on Inter-series Liabilities. Notice is hereby given pursuant to Section 3804(a) of the Act that there shall be a limitation on liabilities of each Series such that (a) the debts, liabilities, and obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series of the Trust shall be enforceable against the assets of such Series only and not against the assets of the Trust generally or the assets of any other Series thereof, and (b) none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series.

C-1

IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

WILMINGTON SAVINGS FUND SOCIETY, FSB, not in its individual capacity but solely as Trustee

By:         __________________________________________________

Name:
Title:

C-2